Exhibit 99.1

Earnings Release FY17 Q4	Investor Contact
Gerry Gould, VP-Investor Relations
(781) 356-9402
gerry.gould@haemonetics.com

Haemonetics Reports 4th Quarter and Fiscal Year 2017 Results and Provides Fiscal 2018 Guidance

Braintree, MA, May 8, 2017 - Haemonetics Corporation (NYSE: HAE) reported fourth quarter fiscal 2017 revenue of $228.1 million, down 6% compared to the fourth quarter of fiscal 2016 and down 5% in constant currency. The prior year fourth quarter included a 14th week, which was estimated to decrease the revenue growth rate by 6% in the fourth quarter of fiscal 2017.

The Company reported a fourth quarter fiscal 2017 net loss of $51.1 million or $0.98 per share. Fourth quarter fiscal 2017 adjusted net income was $20.4 million, up 8%, and adjusted earnings per share were $0.39, up 5%, compared to the prior year quarter.

For the fiscal year ended April 1, 2017, revenue was $886.1 million, down 2.5% as reported and down 1% in constant currency. The prior year included a 53rd week, which was estimated to decrease the revenue growth rate by 2% in fiscal 2017.

The Company reported a fiscal year 2017 net loss of $26.3 million or $0.51 per share. Fiscal 2017 adjusted net income was $79.3 million, down 6%, and adjusted earnings per share were $1.53, down 6%, compared to the prior fiscal year.

Christopher Simon, Haemonetics’ CEO, stated: “We achieved our revenue, profit and free cash flow objectives in fiscal 2017, while completing the first of three phases comprising our company’s turnaround. We have stabilized our performance and we are advancing toward a culture of delivering on commitments.

“We exceeded our $40 million fiscal 2017 savings target and we enter fiscal 2018 well-positioned to move forward with the second phase, furthering productivity advances, making key investments and executing new product rollouts. In doing so, we will enable the company to realize growth acceleration in the final turnaround phase in fiscal 2019 and beyond.”

REPORTING PERIODS

The Company follows a fiscal year reporting convention ending on the Saturday closest to March 31. Fiscal 2017 consisted of 52 weeks, with a 13-week fourth quarter. Fiscal 2016 consisted of 53 weeks with a 14-week fourth quarter. The extra week provided incremental revenue estimated at $15 million, accounting for lower revenue growth of 6% in the fourth quarter of fiscal 2017 and 2% in fiscal year 2017.

FOURTH QUARTER AND FISCAL 2017 REVENUE

Fourth quarter and fiscal year 2017 revenue were down 6% and 2.5%, respectively, as reported. Fourth quarter and fiscal year revenue were down 5% and 1% in constant currency, respectively. Business unit revenue growth rates, in constant currency, were as follow:

	Reported		Constant Currency
	4Q17	FY17	4Q17	FY17
Plasma	+ 1%	+ 8%	+ 2%	+ 9%
Hospital: Hemostasis Management	+ 6%	+11%	+ 8%	+14%
Hospital: Cell Processing & Transfusion Mgmt.	(5%)	(6%)	(3%)	(4%)
Blood Center	(15%)	(14%)	(15%)	(14%)

These fourth quarter growth rates compare 13 weeks revenue in 2017 to 14 weeks revenue in 2016; and these fiscal year growth rates compare 52 weeks revenue in 2017 to 53 weeks revenue in 2016.

OPERATING RESULTS

Fourth quarter fiscal 2017 gross margin was 36.0%, down 80 bps compared to the prior year fourth quarter, and fiscal year 2017 gross margin was 42.7%, down 200 bps compared to fiscal 2016. The Company recorded $16 million of non-cash impairment and other charges in cost of goods sold in the fourth quarter of fiscal 2017. Fourth quarter adjusted gross margin was 43.0%, up 170 bps compared to prior year and 44.7%, down 150 bps, in fiscal year 2017.

Operating expenses were $139.6 million and $94.8 million in the fourth quarters of fiscal 2017 and 2016, respectively. Adjusted operating expenses were $70.0 million, down 6% in the fourth quarter and $280.5 million, down 7% in fiscal year 2017 compared to the prior fiscal year.

The Company reported a fourth quarter net operating loss of $57.5 million in fiscal 2017, compared to a net operating loss of $5.6 million in fiscal 2016.

Fiscal 2017 net operating loss of $19.4 million compared to a net operating loss of $43.9 million in fiscal 2016. Fourth quarter fiscal 2017 adjusted operating income was $27.9 million, up 8% over the prior year. Adjusted operating income was $115.4 million in fiscal 2017, down 4% compared to the prior year.

GOODWILL AND OTHER NON-CASH WRITE-DOWNS

The Company recorded non-cash goodwill impairment charges of $57 million in fiscal 2017 and $66 million in fiscal 2016, as a result of its annual impairment tests required under generally accepted accounting principles (GAAP). The Company also recorded $18 million of non-cash charges in fiscal 2017 and $34 million in fiscal 2016 to write down other underperforming assets. These non-cash accounting charges will not impact liquidity, cash flows from operations, future operations or compliance with debt covenants.

Balance Sheet and Cash Flow

Cash on hand at April 1, 2017 was $140 million, an increase of $24 million during fiscal 2017. The Company utilized $93 million of cash for debt repayments and $35 million of cash, less $10 million of cash tax benefits, for restructuring and turnaround initiatives. Fiscal 2017 free cash flow was $86 million, including net restructuring and turnaround funding requirements, and $112 million before such funding.

RESTRUCTURING AND TURNAROUND EXPENSES AND DEAL AMORTIZATION

In the fourth quarter of fiscal 2017, the Company incurred $7 million of restructuring and turnaround expenses pre-tax. In fiscal 2017, the Company incurred $34 million of such expenses pre-tax, or $23 million net of tax benefit.

Also excluded from fiscal 2017 and fiscal 2016 fourth quarter pre-tax adjusted earnings were deal amortization expenses of $7 million. Deal amortization expenses excluded from fiscal year adjusted earnings were $27 million in fiscal 2017 and $29 million in fiscal 2016, respectively.

Fiscal 2018 Guidance

Overall fiscal 2018 revenue is expected to approximate fiscal 2017 revenue. Business unit revenue growth guidance for fiscal 2018 follows:

Plasma	3-5%
Hospital	7-10%
Blood Center	(7-10%)

Early in fiscal 2018, the Company divested its SEBRA line of benchtop and hand held sealers, representing $6 million or 1.4% of annual Plasma revenue. The revenue impact of the SEBRA divestiture and the resulting impact on fiscal 2018 earnings are included in the guidance provided. A high single-digit percentage growth rate is expected for Plasma disposables in North America.

The Company expects operating income to approximate 10-11% of revenue in fiscal 2018, with adjusted operating income of 13-14% of revenue and fiscal 2018 adjusted earnings per share of $1.55 - $1.65.

Fiscal 2018 adjusted free cash flow, including funding of investments, is expected to approximate $35 - $55 million before funding after-tax turnaround and restructuring related costs.

Anticipated investments of $70-$90 million are included in the fiscal 2018 guidance ranges provided and are comprised of $15-$25 million of after-tax operating expenses representing $0.40-$0.50 earnings per share, plus $55-$65 million of capital expenditures.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

Haemonetics will host a webcast to discuss fourth quarter and fiscal year 2017 results and fiscal 2018 guidance on Monday, May 8, 2017 at 8:00am Eastern Time. Interested parties may participate at: http://edge.media-server.com/m/p/6zwag47r.

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed by the following direct link: http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MzYzMjg5fENoaWxkSUQ9LTF8VHlwZT0z&t=1&cb=636204319995092420.

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Forward Looking Statements

The Company provides forward-looking statements that could be influenced by risks and uncertainties, including demand for whole blood and blood components, changes in executive management, changes in operations restructuring and turnaround plans, asset revaluations to reflect current business conditions, asset sales, technological advances in the medical field and standards for transfusion medicine and our ability to successfully offer products that incorporate such advances and standards, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns including single-source tenders, the effect of industry consolidation as seen in the plasma and blood center markets, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission.
The foregoing list should not be construed as exhaustive.
Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.
MANAGEMENT’S USE OF NON-GAAP MEASURES

Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results.

In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations. When used in this release, constant currency measures the change in revenue using a constant currency conversion rate. Adjusted operating income, net income and earnings per share exclude restructuring and turnaround and deal amortization expenses and non-cash write-downs of goodwill and other intangible assets. Free cash flow is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Reconciliations of these measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the company’s website at www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Loss for the Fourth Quarter of FY17 and FY16
(Data in thousands, except per share data)

	4/1/2017	4/2/2016	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$228,066	$242,342	(5.9)%
Gross profit	82,111	89,223	(8.0)%

R&D	9,321	11,149	(16.4)%
S,G&A	73,087	76,277	(4.2)%
Impairment of assets	57,209	7,347	n/m
Operating expenses	139,617	94,773	47.3%

Operating loss	(57,506)	(5,550)	n/m

Interest and other expense, net	(1,681)	(2,718)	(38.2)%

Loss before taxes	(59,187)	(8,268)	n/m

Tax (benefit) expense	(8,047)	467	n/m

Net loss	$(51,140)	$(8,735)	n/m

Net loss per common share	$(0.98)	$(0.17)	n/m

Weighted average number of shares:
Basic and Diluted	51,990	50,863

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	36.0%	36.8%	(0.8)%
R&D	4.1%	4.6%	(0.5)%
S,G&A	32.0%	31.5%	0.5%
Operating loss	(25.2)%	(2.3)%	(22.9)%
Loss before taxes	(26.0)%	(3.4)%	(22.6)%
Net loss	(22.4)%	(3.6)%	(18.8)%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Loss for FY17 and FY16
(Data in thousands, except per share data)

	4/1/2017	4/2/2016	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$886,116	$908,832	(2.5)%
Gross profit	378,494	405,914	(6.8)%

R&D	37,556	44,965	(16.5)%
S,G&A	301,726	317,223	(4.9)%
Impairment of assets	58,593	92,395	(36.6)%
Contingent consideration income	—	(4,727)	(100.0)%
Operating expenses	397,875	449,856	(11.6)%

Operating loss	(19,381)	(43,942)	(55.9)%

Interest and other expense, net	(8,095)	(9,474)	(14.6)%

Loss before taxes	(27,476)	(53,416)	(48.6)%

Tax (benefit) expense	(1,208)	2,163	n/m

Net loss	$(26,268)	$(55,579)	(52.7)%

Net loss per common share	$(0.51)	$(1.09)	(53.2)%

Weighted average number of shares:
Basic and Diluted	51,524	50,910

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	42.7%	44.7%	(2.0)%
R&D	4.2%	4.9%	(0.7)%
S,G&A	34.1%	34.9%	(0.8)%
Operating loss	(2.2)%	(4.8)%	2.6%
Loss before taxes	(3.1)%	(5.9)%	2.8%
Net loss	(3.0)%	(6.1)%	3.1%

Revenue Analysis for the Fourth Quarter of FY17 and FY16
(Data in thousands)

	Three Months Ended
	4/1/2017	4/2/2016	Percent change	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$129,384	$140,050	(7.6)%	—%	(7.6)%
International	98,682	102,292	(3.5)%	(1.8)%	(1.7)%
Net revenues	$228,066	$242,342	(5.9)%	(0.8)%	(5.1)%

Revenues by franchise
Plasma	$100,859	$99,635	1.2%	(0.6)%	1.8%
Blood Center	82,323	97,372	(15.5)%	(0.6)%	(14.9)%
Cell Processing	27,427	28,824	(4.8)%	(1.8)%	(3.0)%
Hemostasis Management	17,457	16,511	5.7%	(1.8)%	7.5%
Net revenues	$228,066	$242,342	(5.9)%	(0.8)%	(5.1)%

(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year periods using a constant currency. See description of non-GAAP financial measures contained in this release.

Revenue Analysis for FY17 and FY16
(Data in thousands)

	Year Ended
	4/1/2017	4/2/2016	Percent change	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$522,686	$519,440	0.6%	—%	0.6%
International	363,430	389,392	(6.7)%	(3.1)%	(3.6)%
Net revenues	$886,116	$908,832	(2.5)%	(1.3)%	(1.2)%

Revenues by franchise
Plasma	$410,727	$381,776	7.6%	(1.0)%	8.6%
Blood Center	303,890	355,108	(14.4)%	(0.9)%	(13.5)%
Cell Processing	105,376	112,483	(6.3)%	(2.5)%	(3.8)%
Hemostasis Management	66,123	59,465	11.2%	(2.6)%	13.8%
Net revenues	$886,116	$908,832	(2.5)%	(1.3)%	(1.2)%

(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year periods using a constant currency. See description of non-GAAP financial measures contained in this release.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	4/1/2017	4/2/2016
	(unaudited)
Assets
Cash and cash equivalents	$139,564	$115,123
Accounts receivable, net	152,683	157,093
Inventories, net	176,929	187,028
Other current assets	40,853	28,842
Total current assets	510,029	488,086
Property, plant & equipment, net	323,862	337,634
Intangible assets, net	177,540	204,458
Goodwill	210,841	267,840
Other assets	16,437	21,110
Total assets	$1,238,709	$1,319,128

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$61,022	$43,471
Other current liabilities	150,157	142,080
Total current liabilities	211,179	185,551
Long-term debt	253,625	364,529
Other long-term liabilities	34,295	47,483
Stockholders' equity	739,610	721,565
Total liabilities & stockholders' equity	$1,238,709	$1,319,128

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Year Ended
	4/1/2017	4/2/2016
	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(26,268)	$(55,579)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	89,733	89,911
Impairment of assets	75,348	101,243
Stock-based compensation expense	9,150	6,949
Provision for losses on accounts receivable and inventory	11,381	13,053
Change in other non-cash operating activities	1,377	(7,511)
Change in accounts receivable, net	3,155	(10,328)
Change in inventories	(1,552)	11,896
Change in other working capital	(2,586)	(27,769)
Net cash provided by operating activities	159,738	121,865
Cash Flows from Investing Activities:
Capital expenditures	(76,135)	(102,405)
Proceeds from sale of property, plant and equipment	2,822	637
Other	—	(3,000)
Net cash used in investing activities	(73,313)	(104,768)
Cash Flows from Financing Activities:
Debt repayments, net	(93,410)	(20,013)
Proceeds from employee stock programs	32,997	18,373
Share repurchases	—	(60,984)
Net cash used in financing activities	(60,413)	(62,624)
Effect of exchange rates on cash and cash equivalents	(1,571)	(12)
Net Change in Cash and Cash Equivalents	24,441	(45,539)
Cash and Cash Equivalents at Beginning of the Period	115,123	160,662
Cash and Cash Equivalents at End of Period	$139,564	$115,123

Free Cash Flow Reconciliation*:

Free cash flow after restructuring and turnaround costs	$86,425	$20,097
Restructuring and turnaround costs	35,231	43,394
Tax benefit on restructuring and turnaround costs	(8,607)	(13,322)
Capital expenditures on VCC initiatives	—	7,880
Free cash flow before restructuring, turnaround costs and VCC capital expenditures	$113,049	$58,049

* Free cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities less capital expenditures net of the proceeds from the sale of property, plant and equipment.

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, turnaround and other costs from our GAAP expenses. Our restructuring and turnaround costs for the periods reported are principally related to employee severance and retention, product line simplification, accelerated depreciation and other costs associated with the fiscal 2017 restructuring initiative announced May 9, 2016.
In addition to restructuring and turnaround costs, we are reporting non-GAAP earnings before deal amortization and asset impairments.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Adjusted Measures for the Fourth Quarter of FY17 and FY16
(Data in thousands except per share data)
	Three Months Ended
	4/1/2017	4/2/2016
	(unaudited)
GAAP gross profit	$82,111	$89,223
Restructuring and turnaround costs	1,021	2,618
Impairment of assets	14,839	8,132
Adjusted gross profit	$97,971	$99,973

GAAP operating expenses	$139,617	$94,773
Restructuring and turnaround costs	(6,101)	(9,821)
Impairment of assets	(56,989)	(4,050)
Deal amortization	(6,496)	(6,765)
Adjusted operating expenses	$70,031	$74,137

GAAP operating loss	$(57,506)	$(5,550)
Restructuring and turnaround costs	7,122	12,439
Impairment of assets	71,828	12,182
Deal amortization	6,496	6,765
Adjusted operating income	$27,940	$25,836

GAAP net loss	$(51,140)	$(8,735)
Restructuring and turnaround costs	7,165	12,430
Impairment of assets	71,828	12,182
Deal amortization	6,496	6,765
Tax benefit associated with adjustments	(13,975)	(3,822)
Adjusted net income	$20,374	$18,820

GAAP net loss per common share	$(0.98)	$(0.17)
Adjusted items after tax per common share assuming dilution	$1.37	$0.54
Adjusted net income per common share assuming dilution	$0.39	$0.37

Reconciliation of Adjusted Measures for FY17 and FY16
(Data in thousands except per share data)
	Year Ended
	4/1/2017	4/2/2016
	(unaudited)
GAAP gross profit	$378,494	$405,914
Restructuring and turnaround costs	1,426	5,913
Impairment of assets	15,971	8,132
Adjusted gross profit	$395,891	$419,959

GAAP operating expenses	$397,875	$449,856
Restructuring and turnaround costs	(32,911)	(36,272)
Impairment of assets	(57,382)	(89,098)
Deal amortization	(27,107)	(28,958)
Contingent consideration income	—	4,727
Adjusted operating expenses	$280,475	$300,255

GAAP operating loss	$(19,381)	$(43,942)
Restructuring and turnaround costs	34,337	42,185
Impairment of assets	73,353	97,230
Deal amortization	27,107	28,958
Contingent consideration income	$—	$(4,727)
Adjusted operating income	$115,416	$119,704

GAAP net loss	$(26,268)	$(55,579)
Restructuring and turnaround costs	34,316	42,284
Impairment of assets	73,353	97,230
Deal amortization	27,107	28,958
Contingent consideration income	—	(4,727)
Tax benefit associated with adjustments	(29,192)	(24,196)
Adjusted net income	$79,316	$83,970

GAAP net loss per common share	$(0.51)	$(1.09)
Adjusted items after tax per common share assuming dilution	$2.04	$2.72
Adjusted net income per common share assuming dilution	$1.53	$1.63